Exhibit 10.7
Execution Copy
INDEMNIFICATION AGREEMENT
THIS INDEMNIFICATION AGREEMENT (the “Agreement”) is made and entered into as of November 14, 2011, by and among Crumbs Bake Shop, Inc., a Delaware corporation (the “Company”), Crumbs Holdings LLC, a Delaware limited liability company and subsidiary of the Company (“Crumbs”, and together with the Company, the “Companies”), and Julian R. Geiger (“Indemnitee”). Capitalized terms not defined elsewhere in this Agreement are used as defined in Section 13.
WHEREAS, highly competent persons have become more reluctant to serve corporations as directors, managers or officers or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the corporation;
WHEREAS, each of the Board of Directors of the Company (the “Board of Directors”) and the Board of Managers of Crumbs (the “Board of Managers”) has determined that, in order to attract and retain qualified individuals, the Companies will attempt to maintain on an ongoing basis, at their sole expense, liability insurance to protect persons serving the Companies and their respective subsidiaries from certain liabilities. Although the furnishing of such insurance has been a customary and widespread practice among United States-based corporations and other business enterprises, each of the Company and Crumbs believes that, given current market conditions and trends, such insurance may be available to it in the future only at higher premiums and with more exclusions. At the same time, directors, managers, officers, and other persons in service to corporations or business enterprises are being increasingly subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against the Companies or business enterprise itself. Each of the certificate of incorporation of the Company (as amended, the “Charter”) and the by-laws of the Company (as amended, the “By-Laws”) requires indemnification of the officers and directors of the Company and the Limited Liability Company Agreement of Crumbs (as amended, the “LLC Agreement”) requires indemnification of the officers and managers of Crumbs. Indemnitee may also be entitled to indemnification pursuant to the General Corporation Law of the State of Delaware (“DGCL”) and the Delaware Limited Liability Company Act (“DLLCA”). The Charter, the By-Laws, the LLC Agreement, the DGCL and the DLLCA expressly provide that the indemnification provisions set forth therein are not exclusive, and thereby contemplate that contracts may be entered into between (i) the Company and members of the Board of Directors, officers and other persons with respect to indemnification and (ii) Crumbs and members of the Board of Managers, officers and other persons with respect to indemnification;
WHEREAS, the uncertainties relating to such insurance and to indemnification have increased the difficulty of attracting and retaining such persons;
WHEREAS, the Board of Directors has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Company’s stockholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future and the Board of Managers has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of Crumbs’ members and that Crumbs should act to assure such persons that there will be increased certainty of such protection in the future;

WHEREAS, it is reasonable, prudent and necessary for each of the Company and Crumbs to contractually to obligate itself to indemnify, and to advance Expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company and Crumbs, as applicable, and their respective subsidiaries free from undue concern that they will not be so indemnified;
WHEREAS, this Agreement is a supplement to and in furtherance of (i) the Charter and By-Laws of the Company and any resolutions of the Company adopted pursuant thereto and (ii) the LLC Agreement of Crumbs and any resolutions of Crumbs adopted pursuant thereto, and this Agreement shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder; and
WHEREAS, Indemnitee does not regard the protection available under the Company’s Charter and By-Laws, Crumbs’ LLC Agreement and insurance as adequate in the present circumstances, and may not be willing to serve as a director or officer of the Company or a manager or officer of Crumbs and their respective subsidiaries without adequate protection, and each of the Company and Crumbs desires Indemnitee to serve in such capacity. Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company, Crumbs and their respective subsidiaries on the condition that he be so indemnified.
NOW, THEREFORE, in consideration of Indemnitee’s agreement to serve as an officer and director of the Company and an officer and manager of Crumbs, from and after the date hereof, the parties hereto agree as follows:
1. Indemnity of Indemnitee. Notwithstanding anything to the contrary in this Agreement, (i) excluding any Proceeding arising from or related to an Excluded Event, each of the Company and Crumbs hereby agrees to hold harmless and indemnify Indemnitee to the fullest extent permitted by law, as such may be amended from time to time, and (ii) all obligations of the Company and Crumbs pursuant to this Agreement shall be joint and several. In furtherance of the foregoing indemnification, and without limiting the generality thereof:
(a) Proceedings Other Than Proceedings by or in the Right of the Companies. Indemnitee shall be entitled to the rights of indemnification provided in this Section l(a) if, by reason of his Corporate Status, Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding other than a Proceeding by or in the right of the Company or Crumbs, as applicable. Pursuant to this Section 1(a) and other than for any Proceeding arising from or related to an Excluded Event, Indemnitee shall be indemnified against all Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him, or on his behalf, in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or Crumbs, as applicable, and with respect to any criminal Proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful.
(b) Proceedings by or in the Right of the Companies. Other than for any Proceeding arising from or related to an Excluded Event, Indemnitee shall be entitled to the rights of indemnification provided in this Section 1(b) if, by reason of his Corporate Status, Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding brought by or in the right of the Company or Crumbs, as applicable. Pursuant to this Section 1(b) and other than for any Proceeding arising from or related to an Excluded Event, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee, or on Indemnitee’s behalf, in connection with such Proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or Crumbs, as applicable; provided, however, that if applicable law so provides, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which Indemnitee shall have been adjudged to be liable to the Company or Crumbs, as applicable, unless and to the extent that the Court of Chancery of the State of Delaware shall determine that such indemnification may be made.

(c) Indemnification for Expenses of a Party Who is Wholly or Partly Successful. To the extent that Indemnitee is, by reason of his Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding other than for any Proceeding arising from or related to an Excluded Event, he shall be indemnified to the maximum extent permitted by law, as such may be amended from time to time, against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding (other than those arising from or related to an Excluded Event), each of the Company and Crumbs shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section 1(c) and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter (other than those arising from or related to an Excluded Event).
2. Additional Indemnity. In addition to the indemnification provided for in Section 1 of this Agreement, other than with respect to any Proceeding arising from or related to an Excluded Event, each of the Company and Crumbs shall and hereby does indemnify and hold harmless Indemnitee against all Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf if, by reason of his Corporate Status, he is, or is threatened to be made, a party to or participant in any Proceeding (including a Proceeding by or in the right of the Company or Crumbs, as applicable). The only limitation that shall exist upon the Companies’ obligations pursuant to this Agreement (other than with respect to any Proceeding arising from or related to an Excluded Event) shall be that neither the Company nor Crumbs shall be obligated to make any payment to Indemnitee that is finally determined (under the procedures, and subject to the presumptions, set forth in Sections 6 and 7 hereof) to be unlawful.
3. Contribution. Notwithstanding anything to the contrary in this Agreement or this Section 3 below, no claim for contribution shall be permitted to exist with respect to any Proceeding arising from or related to an Excluded Event, and all claims for contribution shall be subject to Section 9 hereof:
(a) Whether or not the indemnification provided in Sections 1 and 2 hereof is available, other than with respect to any Proceeding arising from or related to an Excluded Event and subject to Section 9 hereof, in respect of any Proceeding in which the Company or Crumbs, as applicable, is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Companies shall pay, in the first instance, the entire amount of any judgment or settlement of such action, suit or proceeding without requiring Indemnitee to contribute to such payment and each of the Company and Crumbs hereby waives and relinquishes any right of contribution it may have against Indemnitee, in each case, to the fullest extent permitted by DGCL and DLLCA, as applicable. Neither the Company nor Crumbs shall, without the Indemnitee’s prior written consent, enter into any such settlement of any action, suit or proceeding (in whole or in part) unless such settlement (i) provides for a full and final release of all claims asserted against Indemnitee and (ii) does not impose any Expense, judgment, fine, penalty or limitation on Indemnitee.

(b) Without diminishing or impairing the obligations of the Companies set forth in the preceding subparagraph, if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any threatened, pending or completed action, suit or proceeding in which the Company or Crumbs, as applicable, is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Companies shall contribute to the amount of Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Company or Crumbs, as applicable, and all the respective officers, directors, managers or employees of the Company or Crumbs, as applicable, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction from which such action, suit or proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company or Crumbs, as applicable, and all officers, directors, managers or employees of the Company or Crumbs, as applicable, other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the events that resulted in such Expenses, judgments, fines or settlement amounts, as well as any other equitable considerations which the law may require to be considered. The relative fault of the Company or Crumbs, as applicable, and all officers, directors, managers or employees of the Company or Crumbs, as applicable, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary and the degree to which their conduct is active or passive.
(c) To the fullest extent permissible under applicable law, except for any Proceeding arising from or related to an Excluded Event and subject to Section 9 hereof, each of the Company and Crumbs hereby agrees to fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by officers, directors, managers or employees of the Company or Crumbs, as applicable, other than Indemnitee, who may be jointly liable with Indemnitee.
(d) To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, each of the Company and Crumbs, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company or Crumbs, as applicable, and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Company or Crumbs, as applicable (and their respective directors, managers, officers, employees and agents), and Indemnitee in connection with such event(s) and/or transaction(s).
4. Indemnification for Expenses of a Witness. To the extent that Indemnitee is, by reason of his Corporate Status, a witness, or is made (or asked) to respond to discovery requests, in any Proceeding to which Indemnitee is not a party, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.
5. Advancement of Expenses. Notwithstanding any other provision of this Agreement, other than in connection with any Proceeding arising from or related to an Excluded Event, the Companies shall advance all Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding by reason of Indemnitee’s Corporate Status within thirty (30) days after the receipt by the Companies of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by a written undertaking by or on behalf of Indemnitee to repay any Expenses advanced if it shall ultimately be determined that Indemnitee is not entitled to be indemnified against such Expenses. Any advances and undertakings to repay pursuant to this Section 5 shall be unsecured and interest free.

6. Procedures and Presumptions for Determination of Entitlement to Indemnification. It is the intent of this Agreement to secure for Indemnitee rights of indemnity that are as favorable as may be permitted under the DGCL, DLLCA and public policy of the State of Delaware. Accordingly, the parties agree that the following procedures and presumptions shall apply in the event of any question as to whether Indemnitee is entitled to indemnification under this Agreement:
(a) To obtain indemnification under this Agreement, Indemnitee shall submit to the Companies a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary of each of the Company and Crumbs shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors and Board of Managers, as applicable, in writing that Indemnitee has requested indemnification. Notwithstanding the foregoing, any failure of Indemnitee to provide such a request to the Companies, or to provide such a request in a timely fashion, shall not relieve the Companies of any liability that it may have to Indemnitee unless, and to the extent that, such failure actually and materially prejudices the interests of the Company or Crumbs.
(b) Upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 6(a) hereof, a determination with respect to Indemnitee’s entitlement thereto shall be made in the specific case by one of the following four methods, which shall be at the election of the Board of Directors and Board of Managers, as applicable: (1) by a majority vote of the Disinterested Directors or Disinterested Managers, as applicable, even though less than a quorum, (2) by a majority vote of the Disinterested Directors or Disinterested Managers, as applicable, even though less than a quorum, (3) if there are no Disinterested Directors or Disinterested Managers, as applicable, or if the Disinterested Directors or Disinterested Managers, as applicable, so direct, by Independent Counsel in a written opinion to the Board of Directors and Board of Managers, as applicable, a copy of which shall be delivered to Indemnitee, or (4) if so directed by a majority vote of the Disinterested Directors or Disinterested Managers, as applicable, by the stockholders of the Company or members of Crumbs, as applicable; provided, however, that if a Change in Control has occurred, the determination with respect to Indemnitee’s entitlement to indemnification shall be made by Independent Counsel.
(c) In the event the determination of entitlement to indemnification is to be made by Independent Counsel, the Independent Counsel shall be selected as provided in this Section 6(c). If a Change in Control has not occurred, the Independent Counsel shall be selected by the Board of Directors (including a vote of a majority of the Disinterested Directors, if any) and the Board of Managers (including a vote of a majority of the Disinterested Managers, if any), as applicable, and the Companies shall give written notice to the Indemnitee advising him of the identity of the Independent Counsel so selected. Indemnitee may, within 10 days after such written notice of selection shall have been given, deliver to the Companies a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 13 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If a written objection is made and substantiated, the Independent Counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If a Change in Control has occurred, the Independent Counsel shall be selected by the Indemnitee (unless the Indemnitee shall request that such selection be made by the Board of Directors and Board of Managers, as applicable, in which event the preceding sentence shall apply), and approved by the Board of Directors and Board of Managers, as applicable (which approval shall not be unreasonably withheld, conditioned or delayed). If (i) an Independent Counsel is to make the determination of entitlement pursuant to this Section 6, and (ii) within 20 days after submission by Indemnitee of a written request for indemnification pursuant to Section 6(a) hereof, no Independent Counsel shall have been selected and not objected to, either the Companies, on the one hand, or Indemnitee, on the other hand, may petition the Court of Chancery of the State of Delaware or other court of competent jurisdiction for resolution of any objection which shall have been made by Indemnitee to the Companies’ selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 6(b) hereof. The Companies shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 6(b) hereof, and the Companies shall pay all reasonable fees and expenses incident to the procedures of this Section 6(c), regardless of the manner in which such Independent Counsel was selected or appointed.
(d) In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence. Neither the failure of the Companies (including by its directors or managers, as applicable, or independent legal counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Companies (including by its directors or managers, as applicable, or independent legal counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.
(e) Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by the officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Enterprise. In addition, the knowledge and/or actions, or failure to act, of any director, manager, officer, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement. Whether or not the foregoing provisions of this Section 6(e) are satisfied, it shall in any event be presumed that Indemnitee has at all times acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company or Crumbs, as applicable. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

(f) If the person, persons or entity empowered or selected under this Section 6 to determine whether Indemnitee is entitled to indemnification shall not have made a determination within sixty (60) days after receipt by the Companies of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons or entity making such determination with respect to entitlement to indemnification in good faith requires such additional time to obtain or evaluate documentation and/or information relating thereto; and provided, further, that the foregoing provisions of this Section 6(f) shall not apply if the determination of entitlement to indemnification is to be made by the stockholders pursuant to Section 6(b) of this Agreement and if (A) within fifteen (15) days after receipt by the Companies of the request for such determination, the Board of Directors or Board of Managers, as applicable, or the Disinterested Directors or Disinterested Managers, as applicable, if appropriate, resolve to submit such determination to the stockholders for their consideration at an annual meeting thereof to be held within seventy-five (75) days after such receipt and such determination is made thereat, or (B) a special meeting of stockholders is called within fifteen (15) days after such receipt for the purpose of making such determination, such meeting is held for such purpose within sixty (60) days after having been so called and such determination is made thereat.
(g) Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any Independent Counsel, member of the Board of Directors, stockholder of the Company, member of the Board of Managers or member of Crumbs shall act reasonably and in good faith in making a determination regarding Indemnitee’s entitlement to indemnification under this Agreement. Any costs or Expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Companies (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and each of the Company and Crumbs hereby indemnifies and agrees to hold Indemnitee harmless therefrom.
(h) Each of the Company and Crumbs acknowledges that a settlement or other disposition short of final judgment may be successful if it permits a party to avoid expense, delay, distraction, disruption and uncertainty. In the event that any action, claim or proceeding to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such action, claim or proceeding with or without payment of money or other consideration) it shall be presumed that Indemnitee has been successful on the merits or otherwise in such action, suit or proceeding. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.
(i) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or Crumbs, as applicable, or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.

7. Remedies of Indemnitee.
(a) In the event that (i) a determination is made pursuant to Section 6 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 5 of this Agreement, (iii) no determination of entitlement to indemnification is made pursuant to Section 6(b) of this Agreement within 90 days after receipt by the Companies of the request for indemnification, (iv) payment of indemnification is not made pursuant to this Agreement within ten (10) days after receipt by the Companies of a written request therefor or (v) payment of indemnification is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Section 6 of this Agreement, Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction, of Indemnitee’s entitlement to such indemnification, contribution or advancement of Expenses. Alternatively, Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Except as set forth herein, the provisions of Delaware law (without regard to its conflict of law rules) shall apply to any such arbitration. Neither the Company nor Crumbs shall oppose Indemnitee’s right to seek any such adjudication or award in arbitration. Notwithstanding anything to the contrary in this Agreement, Indemnittee shall have no rights of indemnification or contribution with respect to any Proceeding arising from or related to an Excluded Event.
(b) In the event that a determination shall have been made pursuant to Section 6(b) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 7 shall be conducted in all respects as a de novo trial, or arbitration, on the merits, and Indemnitee shall not be prejudiced by reason of the adverse determination under Section 6(b). In any judicial proceeding or arbitration commenced pursuant to this Section 7, Indemnitee shall be presumed to be entitled to indemnification under this Agreement and the Companies shall have the burden of proving Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be, and the Companies may not refer to or introduce into evidence any determination pursuant to Section 6(b) of this Agreement adverse to Indemnitee for any purpose. If Indemnitee commences a judicial proceeding or arbitration pursuant to this Section 7, Indemnitee shall not be required to reimburse either the Company or Crumbs for any advances pursuant to Section 5 until a final determination is made with respect to Indemnitee’s entitlement to indemnification (as to which all rights of appeal have been exhausted or lapsed).
(c) If a determination shall have been made pursuant to Section 6(b) of this Agreement that Indemnitee is entitled to indemnification, each of the Company and Crumbs shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 7, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s misstatement not materially misleading in connection with the application for indemnification, or (ii) a prohibition of such indemnification under applicable law.
(d) In the event that Indemnitee, pursuant to this Section 7, seeks a judicial adjudication of his rights under, or to recover damages for breach of, this Agreement, or to recover under any directors’ and officers’ liability insurance policies maintained by the Companies, the Companies shall pay on his behalf, in advance, any and all expenses (of the types described in the definition of Expenses in Section 13 of this Agreement) actually and reasonably incurred by him in such judicial adjudication, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of expenses or insurance recovery.
(e) The Companies shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 7 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that each of the Company and Crumbs is bound by all the provisions of this Agreement. Each of the Company and Crumbs shall indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, shall (within ten (10) days after receipt by the Companies of a written request therefore) advance, to the extent not prohibited by law, such Expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee for indemnification or advance of Expenses from the Company or Crumbs, as applicable, under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Companies, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of Expenses or insurance recovery, as the case may be.

(f) Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding.
8. Non-Exclusivity; Survival of Rights; Insurance; Primacy of Indemnification; Subrogation.
(a) The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Charter, the By-Laws, the LLC Agreement, any other agreement, a vote of stockholders or members, a resolution of directors or managers, or otherwise, of the Company or Crumbs, as applicable. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in the DGCL or DLLCA, whether by statute or judicial decision, permits greater indemnification than would be afforded currently under the Charter, By-Laws, LLC Agreement and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.
(b) The Companies shall obtain and maintain in effect during the entire period for which the Companies are obligated to indemnify Indemnitee under this Agreement, one or more policies of insurance with reputable insurance companies to provide the directors, managers and officers of the Company and Crumbs with coverage for losses from wrongful acts and omissions and to ensure the Companies’ performance of their respective indemnification obligations under this Agreement. Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such officer, director or manager under such policy or policies. In all such insurance policies, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee with the same rights and benefits as are accorded to the most favorably insured of the Company’s or Crumb’s, as applicable, directors, managers and officers. At the time of the receipt of a notice of a claim pursuant to the terms hereof, the Companies shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Companies shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.
(c) In the event of any payment under this Agreement, the Companies shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Companies to bring suit to enforce such rights.
(d) The Companies shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

(e) The Companies’ obligation to indemnify or advance Expenses hereunder to Indemnitee who is or was serving at the request of either the Company or Crumbs as a director, manager, officer, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other Enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of Expenses from such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.
9. Exception to Right of Indemnification or Contribution. Notwithstanding any provision in this Agreement, the Companies shall not be obligated under this Agreement to make any indemnity or contribution in connection with any claim made against Indemnitee:
(a) for which payment has actually been made to or on behalf of Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision; provided, that the foregoing shall not affect the rights of Indemnitee set forth in Section 8(c) above; or
(b) for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company or Crumbs, as applicable, within the meaning of Section 16(b) of the Exchange Act or similar provisions of state statutory law or common law; or
(c) for reimbursement to the Company or Crumbs, as applicable, of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Company or Crumbs, as applicable, in each case as required under the Exchange Act; or
(d) in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company, Crumbs or their respective directors, managers, officers, employees or other indemnitees, unless (i) the Company or Crumbs has joined in or the Board of Directors or Board of Managers authorized the Proceeding (or any part of any Proceeding) prior to its initiation, (ii) either the Company or Crumbs provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company or Crumbs, as applicable, under applicable law, or (iii) the Proceeding is one to enforce Indemnitee’s rights under this Agreement; or
(e) in connection with any Proceeding arising from or related to an Excluded Event.
10. Non-Disclosure of Payments. Except as expressly required by the securities laws of the United States of America, neither party shall disclose any payments under this Agreement unless prior approval of the other party is obtained. If any payment information must be disclosed, the Companies shall afford the Indemnitee an opportunity to review all such disclosures and, if requested, to explain in such statement any mitigating circumstances regarding the events to be reported.
11. Duration of Agreement. All agreements and obligations of the Company and Crumbs contained herein shall continue upon the later of (a) six (6) years after the date that Indemnitee shall have ceased to serve as a director, manager or officer of the Company or Crumbs or a director, manager, officer, trustee, partner, managing member, fiduciary, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other Enterprise which Indemnitee served at the request of the Company or Crumbs; or (b) one (1) year after the final termination of any Proceeding (including any rights of appeal thereto) in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any Proceeding commenced by Indemnitee pursuant to Section 7 of this Agreement relating thereto (including any rights of appeal of any Section 7 Proceeding. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company or Crumbs), assigns, spouses, heirs, executors and personal and legal representatives.

12. Security. To the extent requested by Indemnitee and approved by the Board of Directors (including a vote of a majority of the Disinterested Directors, if any) and the Board of Managers (including a vote of a majority of the Disinterested Managers, if any), as applicable, the Company and/or Crumbs may at any time and from time to time provide security to Indemnitee for the obligations of the Company and/or Crumbs, as applicable, hereunder through an irrevocable bank line of credit, funded trust or other collateral. Any such security, once provided to Indemnitee, may not be revoked or released without the prior written consent of Indemnitee.
13. Definitions. For purposes of this Agreement:
(a) “Change in Control” shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events:
(i) Acquisition of Stock by Third Party. Any Person, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing fifty (50%) or more of the combined voting power of the Company’s then outstanding securities;
(ii) Change in Board of Directors. Any individuals, who, as of the date of this Agreement, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board of Directors; provided, that any individual who becomes a director of the Company subsequent to the date hereof as a designee of the holders of the Company’s Series A Voting Preferred Stock or whose election or nomination for election by the Company’s stockholders was approved by the vote of at least a majority of the directors then in office shall be deemed a member of the Incumbent Board.;
(iii) Corporate Transactions. The effective date of a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 51% of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the board of directors or other governing body of such surviving entity; and

(iv) Liquidation. The approval by the stockholders of the Company of a complete liquidation of the Company or an agreement or series of agreements for the sale or disposition by the Company of all or substantially all of the Company’s assets, or, if such approval is not required, the decision by the Board of Directors to proceed with such a liquidation, sale, or disposition in one transaction or a series of related transactions.
(b) “Beneficial Owner” shall have the meaning given to such term in Rule 13d-3 under the Exchange Act; provided, however, that Beneficial Owner shall exclude any Person otherwise becoming a Beneficial Owner by reason of the stockholders of the Company approving a merger of the Company with another entity.
(c) “Corporate Status” describes the status of a person who is or was a director, manager, officer, employee, agent or fiduciary of the Company or Crumbs, any direct or indirect subsidiary of the Company or Crumbs, or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that such person is or was serving at the request of the Company or Crumbs.
(d) “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.
(e) “Disinterested Manager” means a member of the Board of Managers of Crumbs who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.
(f) “Employment Agreement” means that certain employment agreement dated as of November 14, 2011, by and among Company, Crumbs and Indemnittee, as amended from time to time.
(g) “Enterprise” shall mean the Company, Crumbs and any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that Indemnitee is or was serving at the request of the Company or Crumbs as a director, manager, officer, employee, agent or fiduciary.
(h) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
(i) “Excluded Event” shall mean (i) willful misconduct of the Indemnittee in the performance of his duties pursuant to his Employment Agreement or (ii) the Indemnitee’s conviction of a fraud, felony or crime of moral turpitude, in each case, with respect to matters related to the Indemnitee’s employment with the Company and/or Crumbs that give rise to the termination of Indemnitee’s employment with the Company and Crumbs for “Cause” in accordance with the terms of the Employment Agreement.
(j) “Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, participating, or being or preparing to be a witness in a Proceeding, or responding to, or objecting to, a request to provide discovery in any Proceeding. Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding and any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, including without limitation the premium, security for, and other costs relating to any cost bond, supersede as bond, or other appeal bond or its equivalent. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(k) “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) any of the Company, Crumbs or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing any of the Company, Crumbs or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. Each of the Company and Crumbs agrees to pay the reasonable fees of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.
(l) “Person” shall have the meaning as set forth in Sections 13(d) and 14(d) of the Exchange Act; provided, however, that Person shall exclude (i) the Company and Crumbs, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or Crumbs, as applicable, and (iii) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.
(m) “Proceeding” includes any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought by or in the right of the Company or Crumbs, as applicable, or otherwise and whether civil, criminal, administrative or investigative, in which Indemnitee was, is or will be involved as a party or otherwise, by reason of the fact that Indemnitee is or was a director, manager or officer of the Company or Crumbs, as applicable, by reason of any action taken by him or of any inaction on his part while acting as a director, manager or officer of the Company or Crumbs, as applicable, or by reason of the fact that he is or was serving at the request of the Company or Crumbs as a director, manager, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other Enterprise; in each case whether or not he is acting or serving in any such capacity at the time any liability or Expense is incurred for which indemnification can be provided under this Agreement; including one pending on or before the date of this Agreement, but excluding one initiated by an Indemnitee pursuant to Section 7 of this Agreement to enforce his rights under this Agreement.
14. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality, and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the fullest extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby. Without limiting the generality of the foregoing, this Agreement is intended to confer upon Indemnitee indemnification rights to the fullest extent permitted by applicable laws.

15. Enforcement and Binding Effect.
(a) Each of the Company and Crumbs expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a director or manager, as applicable, and officer of the Company and Crumbs, respectively, and each of the Company and Crumbs acknowledges that Indemnitee is relying upon this Agreement in serving as a director or manager, as applicable, and officer of the Company and Crumbs, respectively.
(b) Without limiting any of the rights of Indemnitee under the Charter, the By-Laws or the LLC Agreement, as they may be amended from time to time, this Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.
(c) The indemnification and advancement of Expenses provided by, or granted pursuant to this Agreement shall be binding upon and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company or Crumbs), shall continue as to an Indemnitee who has ceased to be a director, manager, officer, employee or agent of any of the Company, Crumbs or of any other Enterprise at the request of the Company or Crumbs, and shall inure to the benefit of Indemnitee and his or her spouse, assigns, heirs, devisees, executors and administrators and other legal representatives.
(d) Each of the Company and Crumbs shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Company or Crumbs, as applicable, to expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company and Crumbs, as applicable, would be required to perform if no such succession had taken place.
(e) The Companies and Indemnitee agree herein that a monetary remedy for breach of this Agreement, at some later date, may be inadequate, impracticable and difficult of proof, and further agree that such breach may cause Indemnitee irreparable harm. Accordingly, the parties hereto agree that Indemnitee may enforce this Agreement by seeking injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm and that by seeking injunctive relief and/or specific performance, Indemnitee shall not he precluded from seeking or obtaining any other relief to which he may be entitled. The Companies and Indemnitee further agree that Indemnitee shall be entitled to such specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertaking in connection therewith. Each of the Company and Crumbs acknowledges that in the absence of a waiver, a bond or undertaking may be required of Indemnitee by the Court, and each of the Company and Crumbs hereby waives any such requirement of such a bond or undertaking.
16. Modification and Waiver. No supplement, modification, termination or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

17. Notice By Indemnitee. Indemnitee agrees promptly to notify the Companies in writing upon being served with or otherwise receiving any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification covered hereunder. The failure to so notify the Companies shall not relieve the Companies of any obligation which it may have to Indemnitee under this Agreement or otherwise.
18. Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent:
(a) To Indemnitee at the address set forth below Indemnitee signature hereto.
(b) To the Company or Crumbs at:
Crumbs Bake Shop, Inc.
c/o Crumbs Holdings LLC
110 West 40th Street
New York, New York 10018
Attention: Chairman of the Board
or to such other address as may have been furnished to Indemnitee by the Companies or to the Companies by Indemnitee, as the case may be.
19. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement. This Agreement may also be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
20. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

21. Usage of Pronouns. Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate.
22. Governing Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. Each of the Company, Crumbs and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Chancery Court of the State of Delaware (the “Delaware Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) generally and unconditionally consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum. The foregoing consent to jurisdiction shall not constitute general consent to service of process in the state for any purpose except as provided above, and shall not be deemed to confer rights on any person other than the parties to this Agreement.
[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

CRUMBS BAKE SHOP, INC.

By:	/s/ John D. Ireland Name: John D. Ireland
Title: CFO

CRUMBS HOLDINGS LLC

By:	/s/ John D. Ireland Name: John D. Ireland
Title: CFO
[Signature Page to Indemnification Agreement]

INDEMNITEE

/s/ Julian R. Geiger Julian R. Geiger

Address:

Julian R. Geiger 7 Chowning Drive Malvern, Pennsylvania 19355

With copies to:

Julian R. Geiger 2330 Stotesbury Way Wellington, Florida 33414

and

Julian R. Geiger 40 Central Park South, Apartment 16A New York, New York 10019

and

Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, New York 10153 Attention: Michael Aiello, Esq.
[Signature Page to Indemnification Agreement]